Kimmeridge

PDC ENERGY

The Need for Change:

Performance, Pay and Putting PDC on a Path to Profitability

May 6, 2019

PDC Energy: The Need for Change

Kimmeridge

- Kimmeridge believes that PDC Energy owns and operates premier oil and gas assets.
- Despite the underlying asset quality, PDC has consistently failed to generate a return on average capital employed (ROACE) that exceeds its weighted average cost of capital (WACC).
- PDC has destroyed nearly $900M of value[1] over the last three years and written off $754M of asset value.[2] Its share price has declined by 41%[3].
- Underperformance has been driven by a pursuit of growth over profitability. Potential cash available to shareholders has been eroded by a bloated corporate cost structure, well cost overruns and poor capital allocation.
- PDC's announced plans for 2019 and 2020 is a continuation of this approach. Kimmeridge believes the company should generate a return above its cost of capital, return cash to shareholders through buybacks and dividends, and lower its SG&A and capital costs in line with peers.
- PDC's operational underperformance and reluctance to return cash to shareholders is a direct result of a misalignment of incentives and a board asleep at the wheel that holds no one accountable. PDC executives have received $43.8M[2] in compensation, and an average bonus of over 115%[2] of target over the last three years, despite missing the majority of their target metrics.
- Kimmeridge believes that it is time for a change on the board. Management needs to begin to act in the best interests of shareholders and put PDC on a path to profitability.

1) Based on economic value added/destroyed; see slide 13 for more information. 2) Source: PDC public filings. 3) Share price data through 5/2/2019.

Agenda

- About Kimmeridge
- PDC: A History of Underperformance
- PDC: A History of Operational Underperformance
- PDC: A Lack of Alignment and Accountability
- A Better Board and Path to Profitability

Kimmeridge

About Kimmeridge

About Kimmeridge

- Founded in 2012, Kimmeridge is a private equity firm based in New York and Denver focused purely on the development of low-cost unconventional oil and gas assets in the US upstream energy sector.
- Kimmeridge is differentiated by its direct investment approach, deep technical knowledge, active portfolio management and proprietary research/data gathering.
- Kimmeridge aggregated 57,000 net acres in the Delaware Permian and successfully drilled 12 horizontal wells before selling the asset to PDC in 2016.
- Kimmeridge owns an unhedged 5.1% stake in PDC. Kimmeridge does not currently maintain any other public equity investments. Kimmeridge stands to benefit only from PDC's share price appreciation and return of capital.
- Kimmeridge's senior investment team has worked together for over 12 years and brings a combination of public equity investment research, private equity, and direct operating experience.

Distinctive Integrated Investment & Operating Structure

Kimmeridge

The integration of investments and operations makes Kimmeridge's direct model efficient and nimble.

Kimmeridge operates its assets via an in-house team located in Denver.

New York Investments

Ben Dell
Managing Partner
21 Years

Neil McMahon
Managing Partner
26 Years

Henry Makansi
Managing Partner
21 Years

Noam Lockshin
Partner
11 Years

Alex Inkster
Partner
14 Years

Taylor Lane
Analyst
4 Years

Joe Byrnes
Analyst
3 Years

Denver Operations

Geology (5 Professionals)
Builds the pipeline of investment opportunities

Land (9 Professionals)
Executes opportunities to aggregate land and build positions of scale

Operations (11 Professionals)
Drills, completes and places wells on production; reservoir engineering; optimizes well performance

Finance (4 Professionals)
Provides real-time data that is used to inform operational decisions

The Kimmeridge investment team has worked together for more than a decade.

Direct investment gives Kimmeridge greater control over operating and strategic decision making.

Note: Total work experience is based on the higher of years of industry experience and years of finance experience.

Kimmeridge

PDC: A History of Underperformance

Industry Backdrop

Kimmeridge

Over the last ten years, the E&P industry has been characterized by the pursuit of production growth over returns. This has largely been at the expense of shareholders.

Summary

- The fundamental driver of this has been a misalignment in the management incentive structure. Executives have been compensated irrespective of absolute performance and returns.
- SG&A has grown from 10% of EBITDA ten years ago to about 16% today (based on 2016-2018 average)[1]. The primary beneficiary of this has been the C-suite despite little to no absolute share price appreciation.

Industry Annual ROACE[1]



10.0%
5.0%
0.0%
-5.0%
-10.0%
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018

XOP Since Inception (E&P Sector Index)[2]



$80
$60
$40
$20
$0
Jun-06 Jun-08 Jun-10 Jun-12 Jun-14 Jun-16 Jun-18

U.S. Lower 48 Weekly Oil Production[3]



Lower 48 US Weekly Oil Production (Mbbl/d)
12,000
10,000
8,000
6,000
4,000
2,000
~2.7x increase
Jun-06 Jun-08 Jun-10 Jun-12 Jun-14 Jun-16 Jun-18

1) See disclosures for list of 75 companies included in our calculation of average peer group ROACE and SG&A as a percentage of EBITDA. 2) Source: Bloomberg. 3) Source: EIA data.

PDC Share Price Performance: I

Over the last three years, PDC has materially underperformed the XOP, SPX, and oil price. A $100 investment in PDC three years ago would be worth $59 today.

3-Year $100 Invested[1]



$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
PDC
Peer Group
XOP
SPX
WTI

1) Bloomberg data through 5/2/2019. Peer group is based on peers from PDC's 2019 proxy statement. See disclosures for more detail.

PDC Share Price Performance: II

Kimmeridge

PDC's total shareholder return is negative over the last one, two and three years, materially underperforming the broader market and XOP index.

PDC and Peer Performance - Absolute

	1-year	2-year	3-year
PDC	(31%)	(30%)	(41%)
PDC peer group	(45%)	(37%)	(33%)
XOP	(27%)	(16%)	(18%)
SPX	11%	22%	40%

PDC Relative Underperformance

	1-year	2-year	3-year
PDC v peer group	14%	7%	(7%)
PDC v XOP	(4%)	(14%)	(22%)
PDC v SPX	(42%)	(52%)	(81%)

Source: Bloomberg data through 5/2/2019. See disclosures for more detail.

PDC has underperformed, albeit largely in line with its internally defined peer group on a one, two and three-year basis.


1-year
XOG -70%
LPI -69%
OAS -52%
CPE -49%
SRCI -49%
CDEV -47%
CRZO -45%
MTDR -43%
QEP -41%
SM -38%
PE -37%
XEC -34%
PDCE -31%
JAG -29%
WPX -28%
XOP -27%
WTI oil -9%
SPX 11%
-80% -60% -40% -20% 0% 20%
2-year
XOG -73%
LPI -73%
CRZO -56%
OAS -54%
XEC -43%
CPE -40%
CDEV -38%
QEP -37%
PE -35%
SM -33%
PDCE -30%
SRCI -26%
XOP -16%
MTDR -14%
JAG -10%
WPX 8%
SPX 22%
WTI oil 29%
-100% -50% 0% 50%
3-year
LPI -72%
CRZO -68%
QEP -61%
SM -51%
OAS -42%
XEC -41%
PDCE -41%
CPE -35%
SRCI -22%
PE -20%
XOP -18%
MTDR -16%
CDEV -3%
WPX 32%
WTI oil 37%
SPX 40%
-100% -50% 0% 50%

Source: Bloomberg data through 5/2/2019.

Consistently Poor ROACE vs Peers and vs the WACC

Kimmeridge

- PDC's ROACE over the past ten years has averaged 4% and has never been above 6%. This is materially lower than its WACC of 10.5%[1].
- Elementary finance theory explains that investments should only be made if their expected return exceeds the cost of capital. PDC's investments over the past 10 years have not met this basic threshold.



10-Year ROACE[2]
15%
10%
5%
0%
-5%
-10%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Q1'19
PDCE
Average of E&P Peer Group
PDCE Cost of Capital

1) Kimmeridge estimate; see disclosures for more detail. 2) Data from public company filings. See disclosures for list of 75 companies included in our calculation of average peer group ROACE.

Economic Value Destroyed

Since 2009, PDC has invested in projects that generate a return below its WACC, resulting in significant value destruction.



Cumulative Economic Value Added/Destroyed1
$600
$300
$0
($300)
($600)
($900)
($1,200)
($1,500)
($1,800)
$M
Economic Value Added
Economic Value Destroyed
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

1) Economic value added/(destroyed) = NOPAT – (Invested Capital * WACC). Data from PDC's public filings. WACC is Kimmeridge's estimate. See disclosures for more detail.

Historical Focus on Production Growth Over FCF

Kimmeridge

PDC's strategy of outspending cash flow to grow production has not benefitted shareholders.



$1,200
$800
$400
$0
-$400
-$800
-$1,200
FCF $M
120
80
40
-
(40)
(80)
(120)
Production (mboepd)
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
FCF (LHS)
Production (RHS)

Source: PDC public filings.

PDC Historical Performance Versus Strategic Priorities

Kimmeridge

In a recent presentation, PDC listed four broad strategic priorities. These priorities are gradational (versus the transformational change required) and have never historically been achieved.

PDC Strategic Priority[1]	Historical Performance[2]
Sustainable FCF Year-over-year growth in FCF of >$50M Consideration of opportunities to return capital to shareholders	• $0 returned to shareholders • No FCF in any of the last three years • Cumulative outspend of >$1.5bn since 2015; ~$0.4bn outspend when excluding M&A
Financial and Operational Discipline Target both G&A and LOE per BOE of < $ 3/Boe Achieve CF neutrality at $45/bbl	• G&A/boe averaged > $4.50/boe since 2015 • LOE/boe averaged > $3.50/boe since 2015
Return on Capital Emphasis on FCF Margin (FCF over capital investment) Average portfolio rate-of-returns of >50%	• -75% average FCF margin since 2015 (-12% when excluding M&A) • "High returning projects" never result in corporate level returns above the WACC
Solid Growth Debt-adjusted CFPS growth of >10% Production per share growth of >10%	• CF/DAS 3-year CAGR = ~1% • Production/share 3-year CAGR = ~16%

1) Based on PDC's April 2019 presentation. 2) Historical performance based on public company filings.

Kimmeridge

PDC: A History of Operational Underperformance

Creating Value in E&P: Maximizing the Recycle Ratio

Kimmeridge

- Over the long-term, Kimmeridge believes the best performing E&P companies are those that can find oil and gas cheaply and generate a high cash margin.
- The key to this is the ability to minimize cash costs to maximize cash margin and add barrels at the lowest possible well cost (lower proven developed F&D costs).
- Combined, these factors drive the ability to grow debt adjusted cash flow per share and to generate a ROACE above a company's WACC.

Revenue per barrel less production costs, taxes, transportation and SG&A

$$\textbf{Recycle Ratio} = \frac{\text{Operating Cash Flow per barrel}}{\text{Proven Developed F\&D Cost}} \propto \text{ROACE} \propto \text{Free Cash to Shareholders}$$

$$\frac{\text{Capital costs}}{\text{Reserves added}}$$

Recycle Ratio v Performance

Kimmeridge

The U.S. E&P peer group has demonstrated a strong relationship between recycle ratio and performance over time. PDC has underperformed peers and offset operators on this metric.


2016-2018
3-Year Proved Developed Recycle Ratio[1]
350%
300%
250%
200%
150%
100%
50%
0%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
3-Year Share Price Performance[2]
FANG
PE
LPI
SRCI
CDEV
CPE
CXO
XOG
JAG
XEC
MTDR
PXD
CRZO
ROSE
PDCE
SM
HK
EPE

1) Please refer to the recycle ratio formula found on slide 17. Data from public company filings. 2) 2016-2018 share price performance from Bloomberg. See disclosures for more detail.

Rising Absolute Well Costs >> Higher F&D Costs

Kimmeridge

PDC has consistently revised up Permian well costs. The Company's long laterals are nearly $3.5M above offset peers.

Constantly Rising Permian XRL Well Costs[1]



$16.0
$15.0
$14.0
$13.0
$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
10,000ft Well Cost $M
$9.1
$10.5
$12.5
$15.0
$15.0
$13.0
Feb-17
Jun-17
Aug-18
Sep-18
Feb-19
2019E

Higher Costs Than Peers[2]



$2,500
$2,000
$1,500
$1,000
$500
$0
2018 Well Cost / Ft
$1,121
$1,233
$1,576
$1,654
$1,754
$2,071
$2,072
FANG
HK
CRZO
JAG
CDEV
PDCE
LLEX

1) Based on PDC's public presentations. 2) Well cost based on public filings; average lateral length from RS Energy data; see disclosures for more information.

Since buying its Permian asset from Kimmeridge, PDC's Permian wells have materially underperformed the wells that Kimmeridge drilled and completed.

- Production data further demonstrates PDC's lower productivity per foot, despite higher well costs.
- In a June of 2017 PDC presentation[2], the company showed its wells underperforming those drilled/completed by Kimmeridge.



100,000
75,000
50,000
25,000
0
0 30 60 90 120 150 180 210 240 270 300 330 360 390 420 450
Days of Production
25% Increase of ACQ Type Curve
ACQ Type Curve
Kimmeridge wells
PDC well

1) Source: RS Energy data. 2) Source: PDC public presentations.

Underperformance in PDC Well Productivity[1]



30,000
25,000
20,000
15,000
10,000
5,000
0
BOE/1,000ft
-35%
-22%
-34%
-22%
First 3 Months Oil Production
First 3 Months Total Production
First 6 Months Oil Production
First 6 Months Total Production
Kimmeridge
PDC

Poor Land Management Has Led to Fewer Locations

Kimmeridge

PDC originally guided to 785 net locations in the acquired Delaware Permian acreage. The company revised, and redefined these to "MRL equivalent locations", while lowering the number to 690 locations. These locations have been further revised down to 450 and now 365 locations.

PDC's Disappearing Permian Locations[1]


900
800
700
600
500
400
300
200
100
0
Locations MRL Equivalent*
785
690
450
365
Since June 2017, PDC has revised its Permian locations from 785 to 365
June 2017
Febuary 2018
September 2018
Febuary 2019

PDC's $ Per Paid Location ($M)[2]


$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
PDC Price Paid Per Location $M
PDC has now effectively paid over $5M per drilling location
$2.3
$2.7
$4.1
$5.1
June 2017
Febuary 2018
September 2018
Febuary 2019

1) Based on public filings and presentations. June 2017 location count was presented on a different methodology to February 2018. 2) Total Delaware Basin entry cost divided by company-identified locations.

Poor Capital Allocation Leads to Write-Offs

Kimmeridge

PDC has a history of poor capital allocation. The company has written off approximately $1Bn over the last five years, and lost nearly its entire investment in the Utica (approx. $0.5Bn).



Cumulative Impairment of Properties and Equipment ($M)[1]
$1,200
$1,000
$800
$600
$400
$200
$0
$167
$329
$339
$625
$1,083
2014
2015
2016
2017
2018

PDC Utica[1]

- 64,700 net acres acquired (2011-2014)
- Approximately $200M spent on land
- 21,200 acres allowed to expire
- 23 net wells drilled
- $285M of D&C capex
- Approximately $485M of total investment
- Sold in 2018 for $40M

1) Based on public filings and presentations.

Excessive SG&A Lowers Cash Flow from Operations

Kimmeridge

- PDC's SG&A is materially higher than peers, lowering the company's cash margins.
- A telling metric is overhead per active rig running. PDC's overhead in 2018 was 65% above the peer group average.



SG&A Per BOE FY 2018
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Peer 1
PDCE
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15



SG&A Per Rig FY 2018 ($M)
$50
$40
$30
$20
$10
$0
Peer 1
PDCE
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14

Data from 10Ks and other public filings. See disclosures for peer group information. SG&A/rig not calculated for companies with significant offshore operations.

Poor Operational Performance Leads to Missing FCF Targets

Kimmeridge

- At the start of 2018, PDCE forecasted an outspend of less than $90 million for 2018. The actual result was nearly twice as high, with an outspend of $176 million despite materially higher commodity prices.

February 2018 presentation

	2017	2018e	2019e
YE Leverage Ratio	~1.9x	~1.4x	~1.0x
Capital Investment (MM)	$790	$850 - $920	$950 - $1,050
(Outspend)/FCF	($211mm)	(< $90mm)	~$100 - $200mm
Production Profile	31.8	38 – 42	30 – 40% growth
Rig Program (WB/DE)	3/3	3/3	3/3
NYMEX Prices ($/Bbl / $/Mcf)	~$51/$3	$57.50/$3	$55/$3

2018 FY Actuals vs. February 2018 Guidance
Oil pricing +$7.50/bbl
Gas pricing +$0.09/mcf
Capex Actual +$100M
FCF Actual -$86M

February 2019 presentation

	2018	2019e	2020e
Capital Investment (MM)[1]	$985	$810 - $870	$825 - $925
(Outspend)/FCF (MM)	($176)	~$25	$100 - $200
Free Cash Flow Margin[2]	(18%)	~3%	~15%
Prod. Growth/Debt-Adj. Share[3]	~20%	~20%	~15-20%
NYMEX Pricing (Oil/Gas)	$64.77/$3.09	$50/$3	$50/$3
Rig Count (WB/DE)	3/3	3/2.5	3/2

Based on PDC's public presentations.

Benchmarking to Offset Operators (SRCI & CDEV)

Kimmeridge

SRCI and CDEV are similar-sized operators to PDC who offset the company in the DJ Niobrara and Permian Delaware, respectively. Based on offset company analysis, PDC's G&A should have been closer to $91M in 2018. Instead, it was nearly double at $170.5M.

Key Stats[1]

	Market Cap $M	Enterprise Value $M	Net Acreage	2019c Production	2019c EBITDA	EV/2019c EBITDA	EV/2019ce Production
PDC	$2,525	$3,813	138,000	133	$1,011	3.8x	$28,669
SRCI	$1,368	$2,046	86,200	65	$572	3.6x	$31,477
CDEV	$2,720	$3,537	80,200	70	$635	5.6x	$50,529

PDC G&A Based on Comps[1]

	PDC	Key Assumptions
2018 DJ Production (mboepd)	84.0	
2018 Implied DJ G&A $M	$64.2	Using SRCI's 2018 G&A/boe of $2.09
2018 Permian Production (mboepd)	25.6	
2018 Implied Permian G&A $M	$26.6	Using CDEV's 2018 G&A/boe of $2.84
Total Implied G&A $M	$90.7	
Actual 2018 G&A $M	$170.5	
Potential Savings $M	**$79.8**	

DJ Niobrara Acreage Map[2]


Larimer
Weld
Morgan
Adams
LEGEND
SRC
PDC

Permian Delaware Acreage Map[2]


Loving
Winkler
Culberson
Ward
Reeves
LEGEND
Pecos

1) Public company filings and Bloomberg consensus data as of 5/2/19. 2) Source: DrillingInfo data. CDEV acreage does not include its northern Delaware asset.

What Could Have Been: Annual Cash Leakage from Operational Mismanagement

Kimmeridge

By reducing well costs and overhead, improving well productivity to peer-group leading levels and being better stewards of capital, PDC could have generated $450M in additional cash flow annually. This equates to an 18% FCF yield based on the company's current market cap[1].



$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
PDC Wasted Cash $M/year
$450M total
On average, PDC's Permian wells underperformed the Kimmeridge design by 13% on a boe basis and 44% on oil (per lateral ft) during the first 12 months of production. This equates to ~$45M of lost cash flow
~$80M annual reduction in SG&A based on offset comps (SRCI and CDEV G&A/boe)
$217M average annual write-down over the last five years
$108.5M; equivalent to 3.5M of savings on each well drilled in 2018
Capex wasted (Delaware well costs)
Underperforming Permian wells
Excessive SG&A
Land Mismanagement

1) Market cap as of 5/2/2019. See disclosures for more information.

What Could Have Been II: Underperformance Quantified

Kimmeridge

Kimmeridge's cash leakage analysis suggests that PDC could have generated a recycle ratio of nearly 250% if operations were improved and management allocated capital more prudently. This implies an improvement in 3-year share price performance (2016-2018) of approx. 70% based on the chart below.

2016-2018[1]



350%
300%
250%
200%
150%
100%
50%
0%
3-Year Proved Developed Recycle Ratio
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
3-Year Share Price Performance
FANG
PDCE potential
PE
CDEV
CXO
LPI
SRCI
CPE
XOG
JAG
XEC
MTDR
PXD
CRZO
ROSE
PDCE
SM
HK
EPE

1) Recycle ratio data from public company filings. 3-year share price performance from 2016 to 2018 from Bloomberg. See disclosures for more information.

Potential Free Cash to Shareholders

Kimmeridge

PDC's announced buyback is a step in the right direction but it is small relative to its 2018 cash leakage, midstream sale proceeds, 2019 G&A budget and forecasted free cash flow for 2019 (at $60/bbl).



$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$M
2018 Cash Leakage
Midstream Sale
2019e G&A
FCF Guidance at $60/bbl
Announced Buyback

Source: PDC's public filings and Kimmeridge analysis.

PDC First Quarter 2019 Earnings: Continuation of Poor Operational Performance

Kimmeridge

On 5/1/2019, PDC reported first quarter results that were largely below expectations as evidenced by the sell-side research quotes below. The company managed to miss production estimates for the quarter despite burning ~$90 million in cash (worse than street expectations for a $30 million cash burn).

"We expect to see a knee-jerk reaction in PDCE shares tomorrow given the company's ~5% oil miss versus JPMe/Street coupled with a capex and cash flow miss, particularly given the stock's YTD performance..." – **JP Morgan**

"We expect shares of PDCE to have a slightly negative reaction tomorrow as 1Q19 CFPS was 8% below consensus of $3.20 due to lower realized oil and gas prices, higher costs, and lower oil production. 1Q19 Capex was also 19% above consensus." – **KeyBanc**

"The focus though remains the upcoming proxy vote on May 29th, with the outcome providing a better sense of corporate direction. **There's potential upside if the activists are successful...**" – **Wolfe Research**

"Cash G&A was well ahead of our expectation..." – **Credit Suisse**

"...higher than expected Q1'19 capital spend and a touch light production result may incrementally weigh on relative share performance on Thursday." – **Citi**

Kimmeridge

PDC: A Lack of Alignment and Accountability Leads to Underperformance

Pay for Underperformance

Kimmeridge

Despite a three-year TSR of -44% (2016-2018), PDC's top five executives were paid a total of $16.2M in 2018 and a total of $43.8M over the last three years.



50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
Annual Change in PDC Stock Price¹
$14.3M
36%
$13.2M
-29%
$16.2M
-42%
2016
2017
2018
$18.0
$12.0
$6.0
$0.0
-$6.0
-$12.0
-$18.0
Top 5 Executive Compensation $M²
Executive Compensation
PDC Stock Price

1) Source: Bloomberg data. 2) Compensation data based on PDC's public filings. See disclosures for more detail.

Metrics Don't Matter: 2018

Kimmeridge

In 2018, the company awarded its management team cash bonuses of 115% of target despite missing four out of five internally-set targets.

2018 QUANTITIVE CORPORATE METRICS



Figure Not to Scale
2018 Performance
Low
Target
High
OPERATIONAL
Production (MMBoe)
40.2
38.0
40.8
42.0
Production Costs, G&A and Exploration/Boe
$10.84
$9.69
$9.23
$8.77
FINANCIAL
Adjusted Cash Flow per Basic Share
$12.24
$11.83
$12.45
$13.08
Leverage Ratio
1.4x
1.5x
1.4x
1.3x
Capital Efficiency
$8.15
$7.89
$6.89
$5.89

Source: PDC's proxy statement.

Metrics Don't Matter: 2016 – 2018

Kimmeridge

PDC introduced two new metrics into its 2019 compensation plan: free cash flow margin and debt-adjusted cash flow per share. With little downside risk for missing targets, new metrics won't matter.

	Did PDC Exceed Target?		
Metric:	2016	2017	2018
Production	●	✖	✖
Production, Exploration and G&A Expense per Boe	✖	✖	✖
Adjusted Cash Flow from Operations per Share	●	●	✖
Debt to Adjusted EBITDAX	✖	✖	●
Capital Efficiency	NA	✖	✖
Liquidity	●	NA	NA
Bonus as a % of Target	**165%**	**120-130%**	**115%**

Source: PDC's proxy statements.

CEO Pay Rising as PDC Stockholder Value is Destroyed

Kimmeridge

Economic Value Added (Destroyed) = NOPAT – (Invested Capital * WACC)[1]



$400
$300
$200
$100
$0
($100)
($200)
($300)
($400)
($500)
Annual Economic Value Destroyed $M
$8.0
$6.0
$4.0
$2.0
$0.0
-$2.0
-$4.0
-$6.0
-$8.0
Annual CEO Compensation $M[2]
$1.8
$2.9
$3.3
$3.8
$5.4
$6.3
$4.1
$6.1
$5.8
$7.0
Bart Brookman appointed CEO
($96)
($101)
($114)
($140)
($111)
($153)
($131)
($294)
($365)
($210)
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Economic Value Added (Destroyed)
Annual CEO Compensation

1) Using Kimmeridge's calculated WACC of 10.5%. 2) Compensation data based on PDC's proxy statements.

Above Average CEO Pay for Below Average Performance

Kimmeridge

In a recent presentation, PDC included a chart from a May 2018 ISS report implying that it is a top performer. This chart was based on performance data through the end of 2017. Accurate and current data paints a different story

ISS Chart in PDC's 4/9/19 Presentation	Similar Chart with Most Recent Data[1]

2015 – 2017 Data


ISS CEO performance vs. pay metrics 1
Relative degree of alignment
Annualized 3-year performance (total shareholder return) and pay (total CEO compensation) rankings for PDC (▲) and ISS' derived peers (◆).
Pay (total CEO compensation)
100%
50%
0%
50%
100%
Performance (TSR)
PDC
Peers
General ISS alignment
PDC is a top performer with lower than average pay
Top quartile performance, bottom quartile compensation
April 2019

2016 – 2018 Data


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2018 CEO Compensation
0%
20%
40%
60%
80%
100%
3-Year TSR (2016-2018)
PDC is a poor performer with above average pay
Strong performance, below average pay

Below average performance, above average compensation

See disclosures for detail.

COO: Pay For Underperformance

Kimmeridge

The COO Scott Reasoner's pay has risen despite missing targets. Well costs have risen and capital efficiency has underperformed. The COO also received a special equity grant in 2017.

Scott Reasoner Pay



Total Compensation
Compensation
$3,000,000
$2,000,000
$1,000,000
$-
$2,071,429
$2,173,008
$2,691,576
2016
2017
2018

Cost Underperformance



Production, Exploration and G&A Expense/boe
Costs $/boe
$12.00
$10.00
$8.00
$6.00
X
X
X
$10.23
$9.51
$11.03
$8.99
$10.84
$9.23
2016
2017
2018
Reported
Board Target

Capital Efficiency Underperformance



Capital Efficiency
One year F&D Costs
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
X
X
$6.8
$6.6
$8.2
$6.9
2016
2017
2018
Reported
Board Target

Source: PDC's public filings and presentations.

Permian XRL Costs $M



Well Costs
10,000ft Well Costs $M
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$9.1
$10.5
$12.5
$15.0
$15.0
$13.0
Feb-17
Jun-17
Aug-18
Sep-18
Feb-19
2019E

EVP Corp Dev and Strategy: Pay For Underperformance

Kimmeridge

Under Lance Lauck's watch, PDC has spent $1.9Bn on land, of which $0.74Bn has been impaired, to add 52,000 net acres at an average cost of $35,930/acre. This will rise to $57,840/acre by the end of 2019 based on PDC's forecasted expirations.

Lance Lauck Compensation


Total Compensation
Compensation
$3,000,000
$2,000,000
$1,000,000
$-
$2,534,065
$2,357,517
$2,769,927
2016
2017
2018

Declining Delaware Position


Net Delaware Acreage
Net Delaware Acres
80,000
60,000
40,000
20,000
0
57,000
62,501
59,900
51,400
33,500
31,700
Acquired
YE 2016
YE 2017
YE 2018
YE 2019F
YE2020F

$1.9Bn spent v $0.74Bn Impaired


Cumulative Capex & Impairments
$ in '000s
$2,000,000
$1,000,000
$-
$(1,000,000)
2015
2016
2017
2018
Capex
Impairments

Source: PDC's public filings and presentations.

Static DJ Basin Position


Net DJ Basin Acreage
Net Acres
150,000
100,000
50,000
0
95,700
91,300
91,300
96,300
96,300
96,300
YE 2015
YE 2016
YE 2017
YE 2018
YE 2019F
YE2020F

Kimmeridge

PDC's Board has provided excuses for why management should not be held accountable for missing targets…

"The Committee estimates that without the ***Wattenberg Field midstream issues****, the Company would have been at the high end of production targets for the year."* **– 2018 Proxy**

*"****DCP and Aka Midstream line pressure challenges****, which were out of the Company's control, significantly impacted the quantitative metrics; if line pressures had been as budgeted, the Company would have exceeded its quantitative metric targets on three of its five metrics, and the two metrics currently outside of the target range would have fallen inside the target range."* **– 2019 Proxy**

…and key items are excluded from metrics for no particular reason.

"Production, Exploration and G&A Expense per BOE excludes approximately $41 million of cost associated with two Culberson County, Texas dry holes." **– 2018 Proxy**

"[Adjusted 'Debt to Adjusted EBITDAX'] Excludes our $600 million senior note offering and the provision for uncollectible note receivable." **– 2018 Proxy**

How can new debt be excluded from a target leverage metric?

Source: PDC's proxy statements.

Material Weaknesses In Internal Control

Kimmeridge

2017 10K, Report of Independent Public Accounting Firm (PWC)

"Also in our opinion, **the Company did not maintain, in all material respects, effective internal control** over financial reporting as of December 31, 2017 based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO because material weaknesses in internal control over financial reporting existed as of that date related to not maintaining a sufficient complement of personnel within the Land Department as a result of increased volume of leases, which contributed to the **ineffective design and maintenance of controls** to verify the completeness and accuracy of land administrative records associated with unproved leases."

Resulted in a 10% impact to cash bonuses for CEO Bart Brookman and COO Scott Reasoner, lowering their bonus from 130% to 120% of target

2018 10K, Report of Independent Public Accounting Firm (PWC)

"Also in our opinion, the **Company did not maintain, in all material respects, effective internal control** over financial reporting as of December 31, 2018 based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO because material weaknesses in internal control over financial reporting existed as of that date related to not maintaining a sufficient complement of personnel within the Land Department as a result of an increased volume of leases, which contributed to the **ineffective design and maintenance of controls** to verify the completeness and accuracy of land administrative records associated with unproved leases."

Did not impact executive compensation

Average Cash Yield for PDC's CEO vs. Outside Shareholders

Kimmeridge

Bart Brookman, PDC's CEO, has generated an average yield on his personal PDC equity of 27% over the last three years.[1] This is the amount of cash Bart receives each year (salary, bonus, and stock sold in the open market) as a percentage of the market value of his total PDC stock ownership.



30%
25%
20%
15%
10%
5%
0%
25%
0%
27%
0%
28%
0%
Meanwhile, PDC shareholders have received zero cash distributions while the stock price declined 44%.[2]
2016
2017
2018
CEO Cash Yield
PDC Investor Yield

1) See disclosures for detail. 2) Calculation assumes a shareholder bought PDC stock at year-end 2015 and sold at year-end 2018.

Alignment Drives Performance

Kimmeridge

Private equity in the upstream energy sector has materially outperformed the XOP over the last ten years despite owning assets in the same basins as public operators.

- US oil and gas private equity has generated a weighted average IRR of roughly 10% over the last ten years (2009-2018)[1]
- In contrast, the XOP has traded sideways over the same time period despite owning similar assets[1]
- Kimmeridge believes this bifurcation of performance results from compensation misalignment among public energy companies
- **Aligning pay with performance and increasing stock ownership should lead management to think like owners**



$100 Invested Over Last Ten Years¹
$300
$250
$200
$150
$100
$50
$0
$100
$100
$99
$263
2009
2018
XOP
US Oil & Gas Private Equity

1) Private equity returns based on data from Preqin Ltd; see disclosures for more information.

A Better Model for PDC Compensation and Governance

Kimmeridge

Kimmeridge believes that more equity and longer hold periods will cause management teams to act like owners. As board members, we would advocate significant change to compensation and governance models.

- **Compensation**
  - Total cash compensation lower (under $1 million for CEO)
  - No cash bonuses
  - Equity awards heavily weighted to absolute TSR
  - Requirement to hold a portion of annual equity grant until retirement
- **Governance**
  - Board compensation largely in stock
  - Requirement to hold a portion of equity for duration of board service
  - End staggered terms for directors
- Greater stock ownership will align management and the Board of Directors with shareholders.
- Kimmeridge would not seek to lower overall compensation provided that it is aligned with shareholders. In this structure, management would be rewarded well as TSR rises.
- This will likely result in more cash being returned to shareholders and opportunistic buybacks/M&A.

Kimmeridge

PDC: A Better Board and a Path to Profitability

A New Board for a New Business Model

Kimmeridge

- Kimmeridge is nominating three directors for PDC's eight-person board at the Company's 2019 annual shareholder meeting.
- Kimmeridge's candidates have extensive experience as investors and asset owners.
- Kimmeridge currently owns 5.1% of PDC. Kimmeridge's position is unhedged and does not use options.
- According to the Company's 2019 proxy statement, the entire management team and board combined own just 1% of the outstanding shares.
- By refreshing the Board with directors focused on creating value for all shareholders and aligning management compensation with absolute performance, Kimmeridge believes it can work with PDC to deliver a path to profitability.

Kimmeridge's Director Nominees

Kimmeridge

Ben Dell	Ben Dell is the founder of Kimmeridge where he leads the firm's investment activities, including overseeing the screening and diligence of new geological opportunities as well as the negotiation and execution of investment strategies. In 2016, Mr. Dell led the sale of Kimmeridge's Delaware Basin assets to PDC. Prior to founding Kimmeridge, Mr. Dell served as Co-Head of Energy Investments at AllianceBernstein and prior to that he was a Senior Equity Research Analyst for Oil and Gas E&P at Sanford Bernstein. Mr. Dell was also a member of British Petroleum's M&A and finance group. He has an undergraduate degree in Earth Sciences from St. Peter's College, Oxford.
Alice Gould	Alice Gould is a member of the Board of Directors of CorePoint Lodging, Inc. (NYSE: CPLG), serving on its Compensation and Nominating and Corporate Governance Committees. Alice previously led the Private Investments team at DUMAC, Inc., an investment office that manages over $18 billion for Duke University's endowment and other assets. Her responsibilities included the evaluation, selection, and monitoring of venture capital, leveraged buyout, credit, real estate, energy, and natural resources investments. She has also served on the advisory boards of over 20 private equity and real assets partnerships in the U.S. and abroad. Prior to joining DUMAC, Alice was a management consultant and worked for ten years at IBM in various management roles. Alice received a B.S. in Engineering from Duke University (magna cum laude) and an MBA from The Fuqua School of Business at Duke University (Fuqua Scholar).
James Adelson	James Adelson serves as the President and CEO of Nadel and Gussman, LLC, a fourth-generation family oil and gas business. He also serves as manager or managing partner of Nadel and Gussman's various energy affiliates, as well as Ellbar Partners, LLC, the family office entity that focuses on non-energy related opportunities. Jim is an experienced industry executive with over 30 years in oil and gas, including management, operational strategy, exploration and development, together with significant financial expertise in corporate finance, strategic planning and risk management. Jim received his B.A. in Economics from Cornell University.

Implementing the Vision

Kimmeridge

Assuming Kimmeridge holds 3 of 8 board seats, the team will work with the remaining board members on a 180-day plan to deliver better performance.

180-Day Plan

SG&A expenses	• Assess current staffing, IT costs, data costs, etc. by item • Develop a clear benchmark for best in class and put PDC on a path to become competitive with peers
Capital costs	• Evaluate all historical and current AFEs, analyzing actual cost vs. AFE • Review daily drilling reports • Develop best in class metrics for drilling, completing, facilities and service costs
Management alignment	• Review compensation structure and develop a model aligned with shareholders (e.g. Brigham Minerals compensation structure)
Capital allocation	• Undertake a look-back analysis on historical land acquisitions in an effort to learn from past mistakes • Establish process for senior leadership to evaluate M&A on a consistent ROACE-focused framework
Planning	• Aggregate the above analysis to develop a clear path to profitability and a ROACE above the WACC at \$50/bbl and \$3/mcf • Establish and message a framework for returning cash to shareholders
Strategic	• Review options for scaling up in core basins that are accretive to both shareholders and ROACE

The Need for Change: Performance, Pay and Putting PDC on a Path to Profitability

Kimmeridge

- PDC Energy owns high quality assets that are trapped behind a poorly performing team, with a board that is asleep at the wheel.
- Over the last three years shareholders have borne the brunt of this mismanagement with the company delivering a total shareholder return of -41%[1], underperforming peers, commodity prices and the market.
- As shareholders have suffered, management has won, earning $43.8M over the last 3 years, with pay uncorrelated to performance.
- The board is responsible for this misalignment. In 2018, the company missed four of its five internally set targets yet PDC's management team has been compensated as if it delivered peer group-leading performance.
- The board and C-Suite want shareholders to believe that nothing is wrong. However, an analysis of the company's operating costs, well performance, capital allocation, and ROACE clearly demonstrates underperformance.
- Kimmeridge believes that if elected, its nominees can hold management accountable for performance, realign compensation with performance and tackle the inflated cost base.
- These changes should position PDC to deliver a ROACE above the WACC, implement a dividend, return cash to shareholders and to create value for shareholders.

1) Source: Bloomberg. Data through 5/2/19.

Disclosures

Kimmeridge

1. Broad Peer Group Constituents used for industry ROACE and SG&A as a percentage of EBITDA: APA, APC AR AREX, AXAS, BCEI, CDEV, CHAP, CHK, CLR, CNX, COG, COP, CPE, CRC, CRK, CRZO, CXO, DNR, DVN, ECR, EGN, EOG, EPE, EQT, FANG GDP, GPOR, GST, HES, HK, HPR, HVST, JAG, JONE, LLEX, LPI, MCF, MPO, MRO, MTDR, MUR, NBL, NFX, NOG, OAS, OXY, PE, PQ, PDCE, PVAC, PXD, QEP, REI, REN, REXX, ROSE, RRC, RSPP, SBOW, SD, SGY, SM, SN, SRCI, SWN, UNT, UPL, USEG, WLL, WPX, WRD, WTI, XEC, XOG. Data from public company filings. (Slides 8 & 12)

2. Performance results reflect SPDR® S&P ® Oil & Gas Exploration & Production ETF (XOP), S&P 500 ® Index (SPX). WTI represents the WTI crude oil price. PDC's self-defined 2019 peer group is comprised of: CDEV, CPE, CRZO, JAG, LPI, MTDR, OAS, PE, QEP, SM, SRCI, WPX, XEC, XOG. NFX is excluded because the company was acquired by Encana. (Slides 9 - 11)

3. Kimmeridge uses the after-tax cost of debt and CAPM model to estimate PDC's cost of capital. Equity cost is calculated using the CAPM model: (Expected Return = Risk-Free Rate + Beta (Expected Market Return – Risk Free Rate)). Kimmeridge assumes a beta of 1.5 based on relative volatility between PDC and the broader market (SPX) over the last five years. Kimmeridge also assumes a risk-free rate of approximately 2.5% and an expected market return of 10%. (Slide 12 & 13)

4. Broad Peer Group Constituents: APA, APC AR AREX, AXAS, BCEI, CDEV, CHAP, CHK, CLR, CNX, COG, COP, CPE, CRC, CRK, CRZO, CXO, DNR, DVN, ECR, EGN, EOG, EPE, EQT, FANG GDP, GPOR, GST, HES, HK, HPR, HVST, JAG, JONE, LLEX, LPI, MCF, MPO, MRO, MTDR, MUR, NBL, NFX, NOG, OAS, OXY, PE, PQ, PDCE, PVAC, PXD, QEP, REI, REN, REXX, ROSE, RRC, RSPP, SBOW, SD, SGY, SM, SN, SRCI, SWN, UNT, UPL, USEG, WLL, WPX, WRD, WTI, XEC, XOG. Data from public company filings. (Slide 12)

5. Share price performance from 2016-2018. The IPO share price was used for companies that did not go public until after 1/1/2016. (Slides 18 & 27)

6. Average 2018 well cost based on public company filings. Average 2018 lateral length based on data from RS Energy. Diamondback Energy (FANG) cost per foot is based on its Q2 2018 Delaware DC&E cost from its Energen acquisition presentation. (Slide 19)

7. The source of production data presented is RS Energy, which aggregates publicly available information. (Slides 19-20)

8. Peer group data was prepared by Kimmeridge using publicly available information for a customized set of E&P companies chosen by Kimmeridge and determined to be substantially similar to PDC in structure, operations, basin focus and certain other characteristics (Custom Peer Group). Results could differ if the constituents of this customized peer group were changed. Constituents of Custom Peer Group: CDEV, CRZO, CXO, EOG, FANG, JAG, NBL, OAS, PE, PXD, SM, SRCI, WLL, WPX, XOG. NBL was excluded from the chart showing SG&A per rig due to its significant offshore operations. (Slide 23)

9. Capex savings assume PDC's well costs averaged $11.5M instead of $15M. This results in $108.5M of capex savings based on the number of Delaware wells PDC drilled in 2018 (31). Key assumptions for cash flow lost per well from lower productivity versus Kimmeridge wells: $60/bbl oil price, $3/mcf gas price, and a 55% cash margin. This results in $1.4M of lost cash flow per well over the first twelve months or $45M of total cash flow lost for 31 wells. (Slide 26)

10. 'PDCE Potential' recycle ratio assumes the following: 1) capex reduction of $975M based on annualizing 2018 capex wasted and land mismanagement costs over a three-year period (both of which are found on slide 26); 2) cash flow increase of $239M based on annualizing SG&A savings over a three year period (see slide 26); 3) 3.7 MMBoe of additional reserves based on a 13% improvement in Delaware well productivity. (Slide 29)

11. Top five executive compensation defined as the total compensation for the five highest-paid PDC executives in a given year. (Slide 31)

12. Kimmeridge used PDC's self-defined peer group that determined 2018 PSU payout according to PDC's 2018 Proxy. The following companies were excluded: EGN because it was acquired in 2018; MTDR because it had not yet released its 2018 proxy at the time this chart was initially published; GPOR because it had not yet released its 2018 proxy at the time this chart was initially published; BCEI because it entered bankruptcy during the three-year performance period. (Slide 35)

13. CEO yield calculated by taking the sum of Bart Brookman's annual salary, cash bonus and PDC stock sold in the open market, divided by market value of the average number of shares Bart Brookman owned in a calendar year. Share count was calculated by averaging "qualified holdings" from PDC's proxy statement at the beginning and end of each year. Qualified holdings include stock owned directly, shares held in the Company's 401(k) and Profit Sharing Plan and unvested time-based RSUs. (Slide 40)

14. Private equity returns based on Preqin Ltd data. 10% IRR based on weighted average returns of all U.S. oil and gas private equity funds with a 2009-2018 vintage. Kimmeridge excluded private equity funds focusing on direct lending, distressed debt, infrastructure and co-investments. XOP performance data according to Yahoo Finance using the 'adjusted close' price. (Slide 41)

Disclosures

Kimmeridge

The views expressed in this presentation represent the opinions of Kimmeridge Energy Management Company, LLC and its principals and affiliates (Kimmeridge) including certain privately offered investment funds sponsored or advised by Kimmeridge that own shares of common stock of PDC Energy, Inc. (PDC). All of the information and data included in this presentation is based on publicly available information such as financial statements, proxy statements, presentations and other publicly available information. Kimmeridge principals and employees have performed the analysis and reviews of the PDC data and information independently. However, it is possible that others, including PDC, could disagree and conduct analysis that leads to different results. We reserve the right to change any of the opinions and views set out in this presentation as we deem appropriate and without any obligation to make market updates or notifications either through public filings or on its website. Certain data and analysis presented here is based on or derived from filings made by PDC with the US Securities and Exchange Commission (SEC) or other regulatory agencies or from third party reports or analysis and Kimmeridge is not responsible or liable for any information obtained from SEC filings or third parties. The information set out in this presentation has not been prepared or calculated in accordance with US generally accepted accounting principles (GAAP) and has not been audited by an independent registered public accounting firm. There can be no assurance that any of the recommendations proposed by Kimmeridge will actually yield the planned results if implemented either in whole or in part. This presentation and the information set out herein is not intended to predict any particular financial result, trading price or market value of the equity securities of any company including PDC. The ideas and analysis in this presentation are for informational purposes only and are designed to be suggestions in how PDC can improve results and increase shareholder value. They are in no way a guarantee that any particular financial result or performance will be obtained and this information should not be relied upon to indicate as such. This presentation contains ideas, analysis and proposals that are the result of reasonable assumptions used by Kimmeridge as of the date of this presentation. PDC's performance, including financial results and share price performance, may differ materially from the estimates and analysis set out in this presentation.

The information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Kimmeridge as of the date hereof and therefore such information may be deemed to constitute forward-looking statements which are subject to change without notice at any time. Such forward-looking statements may be based on certain assumptions and may involve certain risks and uncertainties, including risks and changes affecting industries generally and PDC specifically. Given the inherent uncertainty of projections and forward-looking statements, investors should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements.

Legend

Kimmeridge Energy Management Company, LLC ("Kimmeridge"), Kimmeridge Active Investments, LLC, Kimmeridge Chelsea, LLC, Benjamin Dell, Alice E. Gould, James F. Adelson, Alexander Inkster, Noam Lockshin, Henry Makansi and Neil McMahon (collectively, the "Participants") have filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC"), along with an accompanying GOLD proxy card to be used in connection with the Participants' solicitation of proxies from the stockholders of PDC Energy, Inc. (the "Company") for use at the Company's 2019 annual meeting of stockholders. All stockholders of the Company are advised to read the foregoing proxy materials because they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company's stockholders and are, along with other relevant documents, available at no charge on the SEC's website at http://www.sec.gov/. Information about the Participants and a description of their direct or indirect interests by security holdings are contained in the definitive proxy statement on Schedule 14A filed by Kimmeridge with the SEC on April 18, 2019. This document can be obtained free of charge from the source indicated above.